Exhibit 10.7
November 23, 2005
Mr. Michael A. Aviles
6604 Canyon Wren Drive
Austin, Texas 78746
     Re: Stock Repurchase, Separation Agreement and General Release
Dear Mr. Aviles:
          This is to confirm our agreements relating to the repurchase of stock related to your currently exercisable stock options and your separation from employment. For purposes of this Stock Repurchase, Separation Agreement and General Release (the “Agreement”), the terms “You” or “Your” shall refer to Mr. Aviles and the “Company” shall refer collectively to Activant Solutions Inc., formerly known as Cooperative Computing, Inc., and Activant Solutions Holdings Inc.
          In consideration of the covenants, agreements, and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Your employment by the Company ended effective as of the close of business, October 7, 2004.
     2. As consideration for this Agreement, You shall receive the following payments(s) and benefits for the period(s) indicated, less any payroll deductions required by law, which shall be in lieu of any other payments or benefits to which you otherwise might be entitled:
     (a) As consideration for the agreements, promises and releases contained herein, and set forth in Section 8, the Company hereby purchases, and You hereby sell to the Company, the 300,000 shares of common stock otherwise issuable on exercise of Your vested stock options (the “Activant Options”), pursuant to the Incentive Stock Option Agreement for Key Employees by and between You and the Company dated February 16, 2000 (the “Option Agreement”), with a gross value of $1,140,000 less $300,000 of option exercise proceeds for a purchase price equal to $840,000 (the “Option Purchase Price”). Pursuant to the Option Agreement between You and the Company, the Company is required to withhold taxes on Your behalf. The Company will withhold and pay in on Your behalf, the sum of $250,000 for applicable Federal income taxes and $12,180 for Medicare withholdings, and this results in a net payment to you of $577,820. You acknowledge that for purposes hereof You will be deemed to have exercised Your Activant Options, which exercise is being treated as a cashless exercise, that the Company will not issue a stock certificate to evidence the shares of common stock issuable on exercise of Your vested Activant Options, and that upon your receipt of the Option Purchase Price listed above (less withholdings), the Option Agreement shall terminate and cease to be of any further force and effect.
     (b) The Company shall also pay an additional amount of $510,000, less $150,000 for applicable Federal income taxes and $7,395 for Medicare withholdings, to You as further consideration for this Agreement and the ADEA release contained herein, as discussed in more detail in Sections 8 and 9 of this Agreement. This results in a net payment to you of $352,605 to be made in two installments of $181,230 (which consists of $260,000 less $75,000 for applicable Federal income taxes and $3,770 for Medicare withholdings) and $171,375 (which consists of $250,000 less $75,000 for applicable Federal income taxes and $3,625 for Medicare withholdings) as discussed in more detail in Section 3 of this Agreement.
     (c) In addition to the foregoing, You will receive a lump sum payment, rather than installment payments, in the amount of $190,892.61, constituting (i) your remaining severance in the gross amount of $265,625, less (ii)Federal income tax withholdings of $90,000 and Medicare withholdings in the amount of $3,851.56, plus (iii) $19,119.17 in COBRA benefit payments under the Executive Employment Agreement (the “Employment Agreement”). Your COBRA benefits and premiums have been grossed up to ensure that there is no tax consequence to you for these additional monies paid to you.
     3. The Company will pay You, by wire transfer of immediately available funds to Bank of America Checking Account No. 129-114-3882, not later than five (5) business days following the execution of this Agreement, the sum of $949,942.61, constituting
     (a) $577,820 as set forth in Section 2(a) above;
     (b) $181,230 of the lump sum payment set forth in Section 2(b) above; and
     (c) $190,892.61 as set forth in Section 2(c) above.
The remaining $171,375 net sum of the payment discussed in Section 2(b) will be paid to You following the date when the ADEA Revocation Period, as such term is defined in Section 8, below, expires without You revoking the release contained in Section 8 of this Agreement. It is understood that if You revoke such provisions pursuant to Section 8, You will not be entitled to receive the additional payment. Such payment will be made to You upon (i) your written notification to the Company that the ADEA Revocation Period has expired and (ii) Your execution of and delivery to the Company of the release in the form attached hereto as Exhibit A.
     4. The Company agrees to and reaffirms its obligations to You set forth in Paragraph 12 of the Employment Agreement, including its obligation to provide indemnification of You and to include You as an additional insured on its directors and officers’ liability policy. Paragraph 12 of the Employment Agreement is incorporated herein for all purposes.
     5. You and the Company agree that in the event You apply for unemployment insurance benefits, the Company shall respond to any inquiry from the applicable governmental authority that your employment ended as a result of a “business reorganization.”
     6. You represent and warrant that you have made reasonable efforts to return to the Company all non-public documents and other property of the company which are in Your possession or control.
     7. Neither by offering to make nor by making this Agreement does either party admit any failure of performance, wrongdoing, or violation of law.
     8. Effective as of the execution of this Agreement, You ON BEHALF OF YOURSELF, YOUR SPOUSE, ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS, AGENTS, ASSIGNS, AND ANY TRUSTS, PARTNERSHIPS AND OTHER ENTITIES UNDER YOUR CONTROL (TOGETHER, THE “EXECUTIVE PARTIES”), HEREBY GENERALLY RELEASE AND FOREVER DISCHARGE each of the Company, its respective subsidiaries and affiliates, its respective predecessors, successors and assigns and their respective past and present stockholders, members, directors, officers, employees, agents, representatives, principals, insurers and attorneys (together the “Activant Companies Parties”) and Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., Hicks, Muse, Tate, & Furst Incorporated, their respective subsidiaries and affiliates, their respective predecessors, successors and assigns and their respective past and present stockholders, members, directors, officers, employees, agents, representatives, principals, insurers and attorneys (together the “HM Released Parties”) from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys’ fees, obligations or causes of action, KNOWN OR UNKNOWN of any kind and every nature whatsoever, and WHETHER OR NOT ACCRUED OR MATURED, which any of them have or may have, arising out of or relating to any transaction, dealing, relationship, contract, conduct, act or omission, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE EXECUTION OF THIS AGREEMENT (including, but not limited to, any claim against the Activant Companies Parties and/or the HM Released Parties based on, relating to or arising under wrongful discharge, breach of contract (whether oral or written), tort, fraud (including fraudulent inducement into this Agreement), defamation, negligence, promissory estoppel, retaliatory discharge, Title VII of the Civil Rights Act of 1964, as amended, any other civil or human rights law, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act,

Employee Retirement Income Security Act of 1974, as amended, or any other federal, state or local law relating to employment or discrimination in employment, including, without limitation, the Texas Commission on Human Rights Act, the Texas Worker’s Compensation Act and the Texas Payday Act) arising out of or relating to Your employment by the Company, the Employment Agreement, the Option Agreement, the June 14, 1999 Stock Option Agreement between you and the Company, the Change of Control Bonus Agreement, any other agreement between You and the Activant Companies Parties and/or the HM Released Parties, or Your services as an officer or employee of the Company, or otherwise relating to the termination of such employment or the Employment Agreement; provided, however, that such general release will not limit or release the Activant Companies Parties or the HM Released Parties from their respective obligations (i) under this Agreement, (ii) under the surviving portions of the Employment Agreement, (iii) in respect of claims arising solely after the execution date of this Agreement. You, ON BEHALF OF YOURSELF AND THE EXECUTIVE PARTIES, hereby covenant forever not to assert, file, prosecute, maintain, commence, institute (or sponsor or purposely facilitate any person in connection with the foregoing), any complaint or lawsuit or any legal, equitable or administrative proceeding of any nature, against any of the Activant Companies Parties and/or the HM Released Parties in connection with any matter released in this paragraph, and represent and warrant that no other person or entity has initiated or, to the extent within Your control, will initiate any such proceeding on Your or their behalf.
     9. You acknowledge that Section 8 of this Agreement includes a waiver or any rights and claims arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA Release”). You acknowledge that the consideration that You are receiving in exchange for your waiver of the rights and claims specified in Section 8 of this Agreement exceeds anything of value to which You are already entitled. You acknowledge that you were advised in writing to consult with an attorney prior to executing this Agreement. You represent and agree that You fully understand Your right to discuss all aspects of this Agreement with legal counsel of Your choice, and, to the extent You deem appropriate, You have fully availed Yourself of this right. You acknowledge that You have entered into this Agreement knowingly and voluntarily with full understanding of its terms and after having been advised and having had the opportunity to seek and receive advice and counsel from Your attorney. You acknowledge that You have been given a period of at least twenty-one (21) days within which to consider the release contained in Section 8 of this Agreement. You understand that You may revoke the ADEA Release during the seven (7) days following the execution of this Agreement and that the ADEA Release will not become effective until that seven-day revocation period has expired (the “ADEA Revocation Period”). You agree that any modifications, material or otherwise, made to this Agreement and the general release do not restart or affect in any manner the original twenty-one calendar day consideration period.
     10. Effective as of the execution of this Agreement, the Activant Companies Parties and the HM Released Parties HEREBY GENERALLY RELEASE AND FOREVER DISCHARGE the Executive Parties from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys’ fees, obligations or other causes of action, KNOWN OR UNKNOWN, of any kind and every nature whatsoever, and WHETHER OR NOT ACCRUED OR MATURED, which any of them have or may have, arising out of or relating to any transaction, dealing, relationship, contract, conduct, act, or omission, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE EXECUTION OF THIS AGREEMENT including, but not limited to, claims arising out of or relating to Your employment by the Company, the Employment Agreement, the Option Agreement, the June 14, 1999 Stock Option Agreement between You and the Company, the Change of Control Bonus Agreement, any other Agreement between You and the Activant Companies Parties and/or the HM Released Parties, or Your services as an officer, director or employee of the Company; provided however, that such general release will not limit or release the Executive Parties from their respective obligations under this Agreement or in respect of claims solely arising after execution of this Agreement. The Activant Companies Parties and the HM Released Parties hereby covenant forever not to assert, file, prosecute, maintain, commence, institute (or sponsor or purposely facilitate any person in connection with the foregoing), any complaint or lawsuit or any legal, equitable or administrative procedure of any nature, against any of the Executive Parties in connection with any matter released in this paragraph, and represent and warrant that no other person or entity has initiated or, to the extent within Your control, will initiate any such proceeding on Your or their behalf.
     11. You agree to cooperate with the Company as reasonably directed by the Company by responding to questions, depositions, administrative proceedings and court hearings, executing documents, and cooperating with the Company and its accountants and legal counsel with respect to claims and litigation of which You have personal or corporate knowledge. You further agree, except as required by subpoena or other applicable legal process (after the Company has been given reasonable notice and opportunity to seek relief from such requirement), to maintain, in strict confidence, any information of which You have knowledge regarding current and/or future claims, administrative proceedings and litigation. You agree, except as required by subpoena or other applicable legal process, not to communicate with any parties, their legal counsel or others adverse to the Company in any such claims, administrative proceedings or litigation except through the Company’s designated legal counsel.
     12. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THERE ARE NO WRITTEN OR UNWRITTEN, ORAL, OR VERBAL UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS OF ANY SORT WHATSOEVER, IT BEING STIPULATED THAT THE RIGHTS OF THE PARTIES SHALL BE GOVERNED EXCLUSIVELY BY THIS AGREEMENT.
     13. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

     14. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully-executed original. Facsimile signatures shall constitute original signatures.
     15. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by You, other than by will or the laws of descent or distribution.
     16. The Agreement and all other matters related to or arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of laws thereof.
     17. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
     18. All of the parties to this Agreement were represented by counsel and this document was negotiated by counsel, and no party may rely on any drafts of this Agreement in any interpretation of this Agreement. Each party and counsel for each party to this Agreement have reviewed this Agreement and have participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.
     19. You acknowledge that before entering into this Agreement, You have had the opportunity to consult with any attorney or other advisor of Your choice, and You have been advised to do so if You choose. You further acknowledge that You have entered into this Agreement of Your own free will, and that no promises or representations have been made to You by any person to induce You to enter into this Agreement other than the express terms set forth herein. You further acknowledge that You have read this Agreement and understand all of its terms, including the waiver, discharge, and release of claims set forth in Section 8 above.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement to be effective as of the date first referenced above.

ACTIVANT SOLUTIONS HOLDINGS INC.
By:	/s/ Richard W. Rew
Richard W. Rew
Vice President, General Counsel & Secretary

ACTIVANT SOLUTIONS INC.
By:	/s/ Richard W. Rew
Richard W. Rew
Vice President, General Counsel & Secretary

     IN WITNESS WHEREOF, the following parties have entered into this Agreement solely for the purposes of Sections 8, 9, and 10 to be effective as of the date first referenced above.

HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

By:	HM3/GP Partners III, L.P., as General Partner

	By:	Hicks, Muse GP Partners, L.P., its General Partner

		By:	Hicks, Muse Fund III Incorporated, its General Partner

			By:	/s/ Peter Brodsky

Name: Peter Brodsky Title: Partner

HM3 COINVESTORS, L.P.

By:	Hicks Muse GP Partners III, L.P., its General Partner

	By:	Hicks Muse Fund III Incorporated, its General Partner

		By:	/s/ Peter Brodsky

Name: Peter Brodsky
Title: Partner

HICKS, MUSE, TATE, & FURST INCORPORATED

BY:	/s/ Peter Brodsky

Name: Peter Brodsky
Title: Partner

Accepted and Agreed to:
I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY. I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS AGREEMENT FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.

/s/ Michael A. Aviles	Nov 23, 2005
Michael A. Aviles	Date Signed

STATE OF TEXAS	)
)
COUNTY OF TRAVIS	)
    On this 23rd day of November, 2005, personally appeared before me, a Notary Public, Michael A. Aviles, known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that Michael A. Aviles executed the instrument.
Expiration: 5.14.07

EXHIBIT A
     On ___, 2005, I executed a Stock Repurchase, Separation Agreement, and General Release (the “Agreement”) by and among Activant Solutions Inc., Activant Solutions Holdings Inc. (collectively the “Company”) and me. I was advised by the Company in writing, to consult with an attorney of my choosing, prior to executing the Agreement. More than seven (7) calendar days have elapsed since I executed the Agreement. I have at no time revoked my acceptance or execution of the Agreement and hereby reaffirm my acceptance of the Agreement. Therefore, in accordance with the terms and conditions of the Agreement, I hereby request payment of the $171,375 (which consists of $250,000 less $75,000 for applicable Federal income taxes and $3,625 for Medicare withholdings) in accordance with Sections 2 and 3 of the Agreement.

Michael A. Aviles

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